Exhibit 10.7

Credit Facility Agreement No. 22.9.0071.1, dated December 1, 2022 and as amended on August 3, 2023 and February 25, 2026, between Banco Nacional de Desenvolvimento Econômico e Social - BNDES, and Wilson Sons Offshore S.A. (now known as Tidewater do Brasil S.A.).

The original loan agreement and its amendments are in Portuguese. What follows is an English translation of each document, arranged in the order shown in the Table of Contents below.

Table of Contents

Credit Facility Agreement No. 22.9.0071.1, dated December 1, 2022	2
Amendment No. 1 to Credit Facility Agreement No. 22.9.0071.1, dated August 3, 2023	20
Amendment No. 2 to Credit Facility Agreement No. 22.9.0071.1, dated February 25, 2026	25

CREDIT FACILITY AGREEMENT NO. 22.9.0071.1, ENTERED INTO BETWEEN THE BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES AND WILSON, SONS OFFSHORE S.A., AS FOLLOWS:

THE BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES, as Financial Agent of the Merchant Marine Fund - FMM, herein referred to simply as BNDES, a federal public company, headquartered in Brasília, Federal District, and providing services in the city of Rio de Janeiro, at Avenida República do Chile, No. 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives; and

WILSON, SONS OFFSHORE S.A., hereinafter referred to as CLIENT, a publicly-held corporation, headquartered in the municipality of Rio de Janeiro, State of Rio de Janeiro, at Rua da Quitanda, No. 86, 5th floor, room 501, Edifício Galeria, Centro, enrolled with the CNPJ under No. 08.376.900/0001-40, by its undersigned representatives,

ONE

NATURE, VALUE AND PURPOSE OF THE AGREEMENT

BNDES grants the CLIENT, under this Agreement, a credit facility in the total amount of R$ 182,788,921.02 (one hundred eighty-two million, seven hundred eighty-eight thousand, nine hundred twenty-one reais and two centavos), divided into 19 (nineteen) sub-credits, with the following values:

I - Sub-credit "A1": in the amount of R$ 5,994,643.33 (five million, nine hundred ninety-four thousand, six hundred forty-three reais and thirty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

II - Sub-credit "A2": in the amount of R$ 4,400,549.45 (four million, four hundred thousand, five hundred forty-nine reais and forty-five centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

III - Sub-credit "B1": in the amount of R$ 5,994,643.33 (five million, nine hundred ninety-four thousand, six hundred forty-three reais and thirty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

IV - Sub-credit "B2": in the amount of R$ 4,400,549.45 (four million, four hundred thousand, five hundred forty-nine reais and forty-five centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

V - Sub-credit "C1": in the amount of R$ 5,994,643.33 (five million, nine hundred ninety-four thousand, six hundred forty-three reais and thirty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

VI - Sub-credit "C2": in the amount of R$ 4,400,549.45 (four million, four hundred thousand, five hundred forty-nine reais and forty-five centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

VII - Sub-credit "D1": in the amount of R$ 5,994,643.33 (five million, nine hundred ninety-four thousand, six hundred forty-three reais and thirty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

VIII - Sub-credit "D2": in the amount of R$ 4,400,549.45 (four million, four hundred thousand, five hundred forty-nine reais and forty-five centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

IX - Sub-credit "E1": in the amount of R$ 1,286,162.46 (one million, two hundred eighty-six thousand, one hundred sixty-two reais and forty-six centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

X - Sub-credit "E2": in the amount of R$ 433,318.73 (four hundred thirty-three thousand, three hundred eighteen reais and seventy-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XI - Sub-credit "F1": in the amount of R$ 1,286,148.85 (one million, two hundred eighty-six thousand, one hundred forty-eight reais and eighty-five centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XII - Sub-credit "F2": in the amount of R$ 433,318.73 (four hundred thirty-three thousand, three hundred eighteen reais and seventy-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XIII - Sub-credit "G1": in the amount of R$ 1,286,162.33 (one million, two hundred eighty-six thousand, one hundred sixty-two reais and thirty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XIV - Sub-credit "G2": in the amount of R$ 433,318.73 (four hundred thirty-three thousand, three hundred eighteen reais and seventy-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XV - Sub-credit "H1": in the amount of R$ 1,286,162.33 (one million, two hundred eighty-six thousand, one hundred sixty-two reais and thirty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XVI - Sub-credit "H2": in the amount of R$ 433,318.73 (four hundred thirty-three thousand, three hundred eighteen reais and seventy-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XVII - Sub-credit "I1": in the amount of R$ 6,401,399.71 (six million, four hundred one thousand, three hundred ninety-nine reais and seventy-one centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XVIII - Sub-credit "I1": in the amount of R$ 40,562,502.18 (forty million, five hundred sixty-two thousand, five hundred two reais and eighteen centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit); and

XIX - Sub-credit "I2": in the amount of R$ 87,366,337.17 (eighty-seven million, three hundred sixty-six thousand, three hundred thirty-seven reais and seventeen centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit).

SOLE PARAGRAPH.

The credit facility now opened is intended for the project listed below, to be carried out by the shipyard Wilson Sons Estaleiros Ltda., located in the municipality of Guarujá/SP, or at any other national shipyard, subject, in the latter case, to the provisions of item II of Clause Ten (Conditions for Release of Financial Support):

I - Sub-credits "A1" and "A2": investments for the modernization of the vessel named Saveiros Fragata prioritized by the Board of Directors of the Merchant Marine Fund ("CDFMM") through Resolution No. 184, of 03/21/2022;

II - Sub-credits "B1" and "B2": investments for the modernization of the vessel named Saveiros Pelicano prioritized by the CDFMM through Resolution No. 184, of 03/21/2022;

V - Sub-credits "C1" and "C2": investments for the modernization of the vessel named Saveiros Atobá prioritized by the CDFMM through Resolution No. 184, of 03/21/2022;

VII - Sub-credits "D1" and "D2": investments for the modernization of the vessel named Talha Mar prioritized by the CDFMM through Resolution No. 184, of 03/21/2022;

IX - Sub-credits "E1" and "E2": investments for the modernization of the vessel named Saveiros Fragata prioritized by the CDFMM through Resolution No. 186, of 07/07/2022;

XI - Sub-credits "F1" and "F2": investments for the modernization of the vessel named Sterna prioritized by the CDFMM through Resolution No. 186, of 07/07/2022;

XII - Sub-credits "G1" and "G2": investments for the modernization of the vessel named Prion prioritized by the CDFMM through Resolution No. 186, of 07/07/2022;

XIV - Sub-credits "H1" and "H2": investments for the modernization of the vessel named Zarapito prioritized by the CDFMM through Resolution No. 186, of 07/07/2022;

XVI - Sub-credit "I1": investments for the conversion of the vessel named Saveiros Gaivota prioritized by the CDFMM through Resolution No. 186, of 07/07/2022; and

XVIII - Sub-credits "I1" and "I2": investments for the repair of 20 (twenty) vessels, named Biguá, Saveiros Fragata, Saveiros Pelicano, Saveiros Atobá, Fulmar, Cormoran, Talha Mar, Larus, Pinguim, Sterna, Batuíra, Tagaz, Alcatraz, Prion, Skua, Petrel, Saveiros Gaivota, Mandrião, Pardela and Ostreiro prioritized by the CDFMM through Resolution No. 186, of 07/07/2022.

TWO

AVAILABILITY OF THE CREDIT

The credit shall be made available to the CLIENT in installments, after fulfilling the release conditions referred to in Clause Ten (Conditions for Release of Financial Support), according to the needs for carrying out the project, respecting, in any case, the budgetary availability and the financial schedule of the Merchant Marine Fund (FMM) and/or the financial schedule of BNDES, which is subject to the definition of resources for its applications by the National Monetary Council.

PARAGRAPH ONE.

At the time of release of the funds for this operation, the debits determined by law and those contractually authorized by the CLIENT shall be made. The remaining total balance of the resources available to the CLIENT shall be immediately transferred to current account No. [*****], which the CLIENT holds at Banco Itaú (No. [*****]), CORP RIO branch (No. [*****]).

PARAGRAPH TWO.

The amount of each installment of the credit to be made available to the CLIENT shall not be subject to monetary adjustment or any other kind of readjustment.

PARAGRAPH THREE.

The total credit must be used by the CLIENT within up to 12 (twelve) months from the date of signing of this Agreement, without prejudice to BNDES, under the protection of the guarantees established in this Agreement, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, independently of any other formality or registration, with the CLIENT's consent.

THREE

INTEREST

On the principal of the CLIENT's debt, interest of 3.00% (three percent) per year shall apply.

SOLE PARAGRAPH.

Interest shall be calculated daily on a proportional basis on the outstanding balance of the credit, updated under the terms of Clause Four (Update of the Debt Amount), due on the 15th (fifteenth) of March, June, September and December of each year, in the period between December 15, 2022 and December 15, 2023, and monthly from January 15, 2024, inclusive, together with the principal amortization installments and upon maturity or settlement of this Agreement, subject to the provisions of Clause Sixteen (Maturity on Holidays).

FOUR

UPDATE OF THE DEBT AMOUNT

The outstanding balance of the CLIENT, including principal, compensatory and default interest, other expenses, fees and other agreed charges, shall be updated daily by the variation index of the US dollar exchange rate (PTAX), selling rate, disclosed by the Central Bank of Brazil on the previous business day.

SOLE PARAGRAPH.

For the purposes of the head provision, on a day when there is no official quotation, the quotation of the immediately preceding day shall be considered.

FIVE

PROCESSING AND COLLECTION OF THE DEBT

The collection of principal and charges shall be made by means of a collection document issued by BNDES in advance, for the CLIENT to settle those obligations on their due dates.

PARAGRAPH ONE.

The non-receipt of the collection document shall not exempt the CLIENT from the obligation to pay the principal installments and charges on the dates established in this Agreement.

PARAGRAPH TWO.

BNDES shall make available to the CLIENT the information, data and calculations used as a basis for determining the amounts due.

PARAGRAPH THREE.

As the debt is subject to daily update, under the terms of Clauses Three (Interest) and Four (Update of the Debt Amount), the collection document referred to in this Clause shall be issued by BNDES indicating a reference value in US dollars, the exchange rate for which must be obtained on the Official BNDES Portal on the Internet (http://www.bndes.gov.br), in the Contractual Currencies section, and the payment amount, due in local currency, shall be determined by the respective exchange rate valid for the day of effective payment.

SIX

AMORTIZATION

The principal of the debt arising from each Sub-credit of this Agreement must be paid to BNDES as follows:

I - Sub-credits "A1", "A2", "B1", "B2", "C1", "C2", "D1", "D2", "E1", "E2", "F1", "F2", "G1", "G2", "H1", "H2": in 84 (eighty-four) successive monthly installments, each one in the amount of the outstanding principal of the debt of the respective Sub-credit, updated under the terms of Clause Four (Update of the Debt Amount), divided by the number of amortization installments still due, with the first installment falling due on January 15, 2024 and the last on December 15, 2030, subject to the provisions of Clause Sixteen (Maturity on Holidays);

II - Sub-credit "I1": in 60 (sixty) successive monthly installments, each one in the amount of the outstanding principal of the debt of the respective Sub-credit, updated under the terms of Clause Four (Update of the Debt Amount), divided by the number of amortization installments still due, with the first installment falling due on January 15, 2024 and the last on December 15, 2028, subject to the provisions of Clause Sixteen (Maturity on Holidays); and

III - Sub-credits "I1" and "I2": in 24 (twenty-four) successive monthly installments, each one in the amount of the outstanding principal of the debt of the respective Sub-credit, updated under the terms of Clause Four (Update of the Debt Amount), divided by the number of amortization installments still due, with the first installment falling due on January 15, 2024 and the last on December 15, 2025, subject to the provisions of Clause Sixteen (Maturity on Holidays).

SOLE PARAGRAPH.

The CLIENT undertakes to settle on December 15, 2030, with the last amortization installment, all obligations arising from this Agreement.

SEVEN

CHANGE TO THE LEGAL CRITERION FOR UPDATE OR REMUNERATION OF RESOURCES ORIGINATING FROM THE MERCHANT MARINE FUND AND/OR ORDINARY RESOURCES (FMM-TREASURY)

In the event that the criterion for updating or remunerating financing operations with resources originating from the Merchant Marine Fund - FMM, carried out by BNDES, as Financial Agent of said Fund and/or with ordinary resources (FMM-Treasury), is replaced, the update provided for in Clause Four (Update of the Debt Amount) or the remuneration provided for in Clause Three (Interest) may be carried out using the new criterion established by the competent authority for updating or remunerating said operations. In that case, BNDES shall communicate the change in writing to the CLIENT.

EIGHT

SPECIAL OBLIGATIONS OF THE CLIENT

The CLIENT is obliged to:

I - comply, where applicable, until the final settlement of the debt arising from this Agreement, with the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", approved by Resolution No. 665, of December 10, 1987, partially amended by Resolution No. 775, of 12.16.1991, Resolution No. 863, of 3.11.1996, Resolution No. 878, of 4.9.1996, Resolution No. 894, of 3.6.1997, Resolution No. 927, of 4.1.1998, Resolution No. 976, of 9.24.2001, Resolution No. 1,571, of 3.4.2008, Resolution No. 1,832, of 9.15.2009, Resolution No. 2,078, of 3.15.2011, Resolution 2,139, of 8.30.2011, Resolution No. 2,181, of 11.8.2011, Resolution No. 2,556, of 12.23.2013, Resolution No. 2,558, of 12.23.2013, Resolution No. 2,607, of 4.8.2014, Resolution No. 2,616, of 5.6.2014, Resolution No. 3,148, of 5.24.2017, Resolution No. 3,354, of 8.28.2018, Resolution No. 3,377, of 10.17.2018, Resolution No. 3,439, of 12.27.2018, Resolution No. 3,511, of 8.21.2019, Resolution No. 3,523, of 9.12.2019, Resolution No. 3,539, of 10.03.2019, Resolution No. 3,593, of 02.06.2020, Resolution No. 3,708, of 11.26.2020, Resolution No. 3,728, of 1.14.2021, Resolution No. 3,838, of 12.23.2021 and Resolution No. 3,914, of 7.7.2022, all of the BNDES Board of Directors, published in the Official Federal Gazette (Section I), of 12.29.1987, 12.27.1991, 4.8.1996, 9.24.1996, 3.19.1997, 4.15.1998, 10.31.2001, 3.25.2008, 11.6.2009, 4.4.2011, 9.13.2011, 11.17.2011, 1.24.2014, 2.14.2014, 5.6.2014, 9.3.2014, 6.2.2017, 9.17.2018, 11.26.2018, 1.14.2019, 9.4.2019, 10.16.2019, 10.29.2019, 3.4.2020, 1.4.2021, 1.25.2021, 1.10.2022 and 7.13.2022, respectively, available on the official BNDES website (www.bndes.gov.br), the content of which the CLIENT declares to know and accept as an integral and inseparable part of this Agreement, for all legal purposes and effects;

II - execute and complete the project to which Sub-credit "I1" is intended within up to 6 (six) months and the projects relating to the other Sub-credits within up to 18 (eighteen) months from the date of signing of this Agreement, without prejudice to BNDES, under the protection of the guarantees established in this Agreement, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, independently of any other formality or registration, with the CLIENT's consent;

III - maintain in regular standing its obligations related to the project before the environmental agencies, during the term of this Agreement, subject to the Fourth Paragraph;

IV - notify BNDES of the occurrence of environmental damage that may compromise the project, within up to 5 (five) business days from the date of its knowledge, indicating the measures and actions underway or already taken by the CLIENT to correct and/or remedy such damage and providing any documents produced/issued related to said event;

V - notify BNDES, within up to 30 (thirty) calendar days from the date it becomes aware, that it or any of its administrators, its direct or indirect parent companies; its direct or indirect subsidiaries; its employees, attorneys or representatives; as well as, suppliers of product or service essential for the execution of the project/operation are involved in an action, proceeding and/or process, judicial or administrative, considered relevant under the terms of the Third Paragraph conducted by a national or foreign administrative or judicial authority, provided they are not under confidentiality or court secrecy;

VI - present its financial statements, for the previous fiscal year, audited by an independent external auditor duly registered with the Securities and Exchange Commission of Brazil (CVM), by June 30 of each year;

VII - without prior authorization from BNDES, not grant preference to other credits, not amortize shares, not issue debentures and founders' shares nor assume new debts, except: a) loans to meet the ordinary management business of the CLIENT or for the purpose of mere replenishment or replacement of material; and b) discounts of commercial papers held by the CLIENT, resulting from sales or the provision of services;

VIII - without prior authorization from BNDES, not to alienate or encumber assets from its non-current assets, except in the case of: a) unserviceable or obsolete assets; b) assets that are replaced by new ones with an identical purpose; c) the provision of security by way of a statutory requirement, to secure the claim in the event of legal proceedings and/or administrative proceedings in which the CLIENT is the defendant; and/or d) assets held in trust as security for loans taken out to purchase equipment from the suppliers themselves or their respective lenders;

IX - formally notify BNDES, within 60 (sixty) days from its formalization, accompanied by the respective documents, of the occurrence of a spin-off, merger or consolidation, including share consolidation, of the CLIENT or, also, any other form of corporate reorganization involving the CLIENT, that implies a change in control, direct or indirect, subject to the provisions of article 39, item III and sole paragraph of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS";

X - communicate to BNDES, on the date of the event, the name and CPF/MF of any person who, holding a paid position or being among its owners, controllers or directors, has been certified or sworn in as a Federal Deputy or Senator;

XI - not to use the funds under this Contract, in fulfillment of the purpose described in Clause One (Nature, Value and Purpose of the Contract), for any of the following activities: a) carried out in any country or territory subject to economic or financial sanctions, embargoes or restrictive measures currently in force, administered or enforced by the United Nations Security Council, the Brazilian State or any authority exercising jurisdiction over the CLIENT and/or its subsidiaries; or b) which in any other way results in a breach by any person (including the BNDES) of the sanctions referred to in this item;

XII - present the class certificates of the vessels subject to the project, issued by a classification society, within up to 180 days counted from the end of the execution period referred to in item II of this Clause.

PARAGRAPH ONE.

For the purposes of the special obligation dealt with in item V of this Clause, the CLIENT's knowledge is considered to be: I - the receipt of a summons, subpoena or notification, judicial or extrajudicial, carried out by a judicial or administrative authority, national or foreign; II - the communication of the fact by the CLIENT to the competent authority; and III - the adoption of a judicial or extrajudicial measure by the CLIENT against the infringer.

PARAGRAPH TWO.

For the purposes of the special obligation dealt with in item V of this Clause, the following are considered relevant:

I - all administrative disciplinary proceedings, public civil actions (including those relating to administrative misconduct), class actions or collective actions, and civil or criminal proceedings relating to the offences listed below, where these are classified as likely or potentially resulting in a loss: a) against the public administration, whether national or foreign; against the economic or tax order, the financial system or the capital markets; or relating to money laundering or the concealment of assets, rights and securities, terrorism or the financing of terrorism, as provided for in the applicable national and/or foreign legislation; b) which involve discrimination on the grounds of race or gender, child labor or forced labor, psychological or sexual harassment, or environmental crimes;

II - all administrative sanctioning proceedings, public civil actions (including for administrative improbity), popular or class actions, civil or criminal actions that represent a risk to the CLIENT's reputation, regardless of the subject matter or classification of probability of loss;

III - procedures or proceedings against employees, attorneys or representatives of the CLIENT, in which the CLIENT may be held liable or which represent a risk to its reputation;

IV - procedures or proceedings against suppliers of a product or service essential for the execution of the project that represent a risk to the CLIENT's reputation and/or to the execution of the project.

PARAGRAPH THREE.

In the cases provided for in the Second Paragraph of this Clause, the CLIENT must, when requested by BNDES and whenever available, provide copies of any decisions rendered and any judicial or extrajudicial agreements entered into within the scope of said procedures, as well as detailed information on the measures taken in response to such procedures.

PARAGRAPH FOUR.

Failure to comply with item III of this Clause is considered to have occurred in the following cases:

I - when the declaration presented to BNDES, under the terms of item III, letters "a", "b" and "d" of Clause Twenty-One (Declarations of the CLIENT) ceases to be true, consistent, correct or sufficient, as provided for in the First Paragraph of Clause Twenty-One (Declarations of the CLIENT);

II - when the declaration referred to in item I above is requested and not presented to BNDES within the deadline provided for in the Second Paragraph of Clause Twenty-One (Declarations of the CLIENT);

III - non-existence or loss of validity and/or effectiveness of any of the environmental licenses, duly issued by the competent environmental agency, necessary for the implementation and/or operation of the project, depending on the stage of the Project; or

IV - existence of an administrative or judicial decision that (i) results in the suspension, invalidation or extinction of the project's environmental licensing or (ii) determines the environmental irregularity of the project, provided that, in both cases, the effects of the decision are not suspended.

PARAGRAPH FIVE.

For the purposes of the special obligation dealt with in item IV of this Clause, the CLIENT's knowledge is considered to be: I - the receipt of a summons, subpoena or notification, judicial or extrajudicial, carried out by a judicial or administrative authority; II - the communication of the fact by the CLIENT to the competent authority; and III - the adoption of a measure by the CLIENT to correct and/or remedy the damage.

NINE

LIABILITY IN CORPORATE SUCCESSION

In the event of corporate succession, the eventual successors of the CLIENT shall be jointly and severally liable for the obligations arising from this Agreement.

SOLE PARAGRAPH.

The provision in the head provision of this Clause shall not apply if there is prior consent from BNDES to the removal of joint liability in a partial spin-off.

TEN

CONDITIONS FOR RELEASE OF FINANCIAL SUPPORT

The release of the financial support, in addition to compliance, where applicable, with the conditions set forth in articles 5 and 6 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" mentioned above, and those established in the "MONITORING RULES AND INSTRUCTIONS", referred to in article 2 of the same "PROVISIONS", is subject to meeting the following:

I - For the first release of funds for the chartered vessels named Mandrião, Fulmar, Pardela, Petrel, Ostreiro, Skua within Sub-credits "I1" and "I2": formalization and presentation to BNDES of amendments to the charter contracts of said vessels through which the CLIENT, as charterer, has assumed responsibility for carrying out the repair and docking services of the chartered vessels, fully assuming the costs arising therefrom;

II - To release each installment of each Sub-credit:

a) non-existence of any fact that, in BNDES's judgment, substantially alters the CLIENT's economic-financial situation or that may compromise the execution of the project now financed, in a way that alters it or prevents its completion, under the terms provided in the project approved by BNDES;

b) the CLIENT being up to date with all obligations towards the Merchant Marine Fund - FMM and the BNDES System;

c) presentation, by the CLIENT, of a Negative Certificate of Debts related to Federal Taxes and Active Debt of the Union (CND) or a Positive Certificate with Negative Effects of Debts related to Federal Taxes and Active Debt of the Union (CPEND), issued jointly by the Federal Revenue Secretariat of Brazil (RFB) and the Attorney General's Office of the National Treasury (PGFN), via the INTERNET, to be obtained at www.receita.fazenda.gov.br or www.pgfn.fazenda.gov.br and verified by BNDES on the same;

d) presentation, by the CLIENT, of an FGTS Regularity Certificate, issued by Caixa Econômica Federal;

e) proof of the project's regularity before the environmental agencies, or when such proof has already been presented and is in effect, a declaration from the CLIENT on the continued validity of such document;

f) presentation of a declaration, signed by the CLIENT's legal representative(s), reiterating, subject to the provisions of letter "a" of item I and item VI, the declarations made in Clause Twenty-One (Declarations of the CLIENT);

g) presentation to BNDES of Surety Bond(s) issued by financial institution(s) approved by BNDES, in accordance with Clause Eleven (Surety to be Provided), by which the guarantor(s) assume responsibility for a portion of the debt in an amount previously defined by BNDES based on the amount of credit to be released;

h) in the event of a change in the national shipyard where the projects described in the Sole Paragraph of Clause One will be carried out, (i) prove the regularity of this change with the FMM, in accordance with applicable legislation, and (ii) present the Operating Environmental License of the new shipyard where the project will be executed.

III - To release each installment of Sub-credits "I1" and "I2": in addition to compliance, where applicable, with the conditions set forth in item II of this Clause, in the event of a change in the budget planned and approved by the CDFMM for each vessel, as provided in the Sole Annex to this Agreement, with reallocation of values between vessels within the same Sub-credit and maintaining its total value, approval of said change by the CDFMM, in accordance with applicable legislation.

SOLE PARAGRAPH.

After the usage period provided for in Clause Two (Availability of the Credit) has elapsed, without any release of funds, including due to non-compliance with condition(s) provided for in this Clause, BNDES may, at its discretion, terminate this Agreement, upon communication to the CLIENT, independently of any other formality or registration, with the consequent extinction of all rights and obligations arising therefrom, as well as the release of any guarantees that may have been established, and it shall be incumbent upon the CLIENT to promote the cancellation of the registrations related to this Agreement with the competent registry offices.

ELEVEN

SURETY TO BE PROVIDED

The personal guarantee of this Agreement shall be a surety, formalized by means of a Surety Bond(s), according to the model provided by BNDES, to be provided by financial institution(s) that, in BNDES's judgment, are in an economic-financial situation that gives them a degree of notorious solvency, and the guarantor(s) shall be obliged as principal payers of the obligations arising from this Agreement, until its final settlement, with liability limited to portions of the debt, in amounts to be previously defined by BNDES based on the amount of the credit to be released, under the terms of item I, letter "g", of Clause Ten (Conditions for Release of Financial Support), with express waiver of the benefits of articles 366, 827 and 838 of the Civil Code, it being established that any change in the term or amount of the surety always depends on the prior consent of the guarantor(s).

SOLE PARAGRAPH.

The Surety Bond(s) referred to in the head provision of this Clause shall be issued for a minimum term of 12 (twelve) months, renewable for at least 24 (twenty-four) months, subject to the following:

I - All the first Surety Bond(s) to be presented to BNDES – that is, those that do not result from the renewal of a previously granted surety – shall mature on the same day and month, observing the aforementioned minimum term of 12 (twelve) months;

II - The last renewal of the Surety Bond(s) must be for the remaining term of the amortization period, plus 6 (six) months, so that the last Surety Bond(s) to be presented remain(s) in effect until 6 (six) months after the date of the last amortization installment of the debt scheduled for the respective Sub-credit(s); and

III - The Surety Bond(s) must be mandatorily renewed by the 60th (sixtieth) day prior to the final term of its validity period, under penalty of early maturity of this Agreement.

TWELVE

DEFAULT

In the event of default on the obligations assumed by the CLIENT, the provisions of arts. 40 to 47-A of the "PROVISIONS APLICABLE TO BNDES CONTRACTS", referred to in Clause Eight (Special Obligations of the CLIENT), item I, shall be observed.

THIRTEEN

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees shall be released, observing the provisions of art. 18 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" mentioned in Clause Eight (Special Obligations of the CLIENT), item I.

PARAGRAPH ONE.

In the event of early settlement, partial or total, of the debt, on its own initiative or responsibility, the CLIENT is obliged to pay, on the settlement date, the principal amount plus accrued and unpaid interest or the amount equivalent to the present value of the future payments provided for in this Agreement until its regular maturity, whichever is greater.

PARAGRAPH TWO.

The present value referred to in the preceding paragraph shall be calculated by discounting the amount of future interest and amortization payments provided for in this Agreement by the sum of items (I) and (II) below: I - the forward interest rate curve for the market index applicable to the contract subject to settlement, obtained from the platform of the Brazilian Association of Financial and Capital Market Entities (ANBIMA) or another similar provider; and II - 1.35% (one and thirty-five hundredths percent) per year.

PARAGRAPH THREE.

The methodology dealt with in the First Paragraph does not apply to operations in principal grace period, for which BNDES may arbitrate non-receipt and alternative costs.

FOURTEEN

EARLY MATURITY

BNDES may declare this Agreement early maturity, with the debt becoming due and any disbursements immediately suspended, if, in addition to the cases provided for in articles 39 and 40 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Eight (Special Obligations of the CLIENT), item I, the following are proven by BNDES:

a) the existence of a final and unappealable conviction due to the practice of acts by the CLIENT that involve child labor, slave labor or crimes against the environment;

b) the falsity of the declarations presented in Clause Twenty-One (Declarations of the CLIENT);

c) the filing for judicial reorganization, extrajudicial reorganization, self-bankruptcy, as well as the declaration of bankruptcy or liquidation of the CLIENT;

d) non-compliance with the obligations relating to the guarantees, assumed in this Agreement or in a specific instrument;

e) the practice by the CLIENT of (i) the conduct of offering, promising, giving, authorizing, requesting or accepting, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Agreement, as well as (ii) harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market or the public administration, national or foreign, money laundering or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation;

f) the inclusion in the shareholders' agreement, bylaws or articles of incorporation of the CLIENT, or of the companies that control it, of a provision that results in restrictions or prejudice to the ability to pay the financial obligations arising from this operation;

g) the non-renewal of the Bank Surety Bond(s) within the deadline established in item III of the Sole Paragraph of Clause Eleven (Surety to be Provided).

PARAGRAPH ONE.

This Agreement shall become early maturity, with the debt becoming due and any disbursements immediately suspended, in the event that the resources granted under this Agreement are applied for a purpose other than that provided for in Clause One (Nature, Value and Purpose of the Agreement). BNDES shall communicate the fact to the Federal Public Prosecutor's Office, for the purposes and effects of Law No. 7,492, of June 16, 1986.

PARAGRAPH TWO.

This Agreement shall also become early maturity, with the debt becoming due and any disbursements immediately suspended, on the date of certification as a Federal Deputy or Senator, of any person who holds a paid position in the CLIENT, or is among its owners, controllers or directors, who fall under the prohibitions provided for by the Federal Constitution, article 54, items I and II. There shall be no default charges, provided that the payment occurs within 5 (five) business days from the date of certification, failing which the charges provided for in the cases of early maturity due to default shall apply.

PARAGRAPH THREE.

The declaration of early maturity based on the stipulation in letter "a" shall not occur if the imposed remedy is carried out or while the penalty imposed on the CLIENT is being served, subject to due legal process.

FIFTEEN

AUTHORIZATION TO PROVIDE INFORMATION

The CLIENT authorizes BNDES, irrevocably and irreversibly, to provide the Merchant Marine Fund with information regarding the execution of the project and the obligations arising from this Agreement, including, among others, the occurrence of default.

SIXTEEN

MATURITY ON HOLIDAYS

Any maturity date for principal amortization and charges that falls on Saturdays, Sundays or national, state, district or municipal holidays, including bank holidays, shall, for all purposes and effects of this Agreement, be moved to the next following business day, with charges calculated up to that date, and the following regular period for determining and calculating charges for this Agreement also starting from that date.

SOLE PARAGRAPH.

For the purposes of the head provision of this Clause, unless expressly stated otherwise, the holidays of the place where the CLIENT's headquarters are located, whose address is indicated in this Agreement, shall be considered.

SEVENTEEN

FEES AND CHARGES

The CLIENT declares that it is aware that it shall pay BNDES Fees and Charges for requesting services or other activities, subject to the incidence cases and values disclosed by BNDES on the website www.bndes.gov.br.

EIGHTEEN

FORUM

The Fora of Rio de Janeiro and BNDES's headquarters are elected to resolve disputes arising from this Agreement that cannot be settled out of court.

NINETEEN

ENVIRONMENTAL LIABILITY

The CLIENT undertakes, regardless of fault, to reimburse BNDES for any amount that it is compelled to pay due to environmental damage arising from the project referred to in Clause One (Nature, Value and Purpose of the Agreement), as well as to indemnify BNDES for any loss or damage that it may suffer as a result of said environmental damage.

TWENTY

NOTIFICATION

BNDES, in the event it detects the occurrence of an event that may characterize the non-compliance with an obligation established in this Agreement, for which there is no fixed deadline for compliance, shall notify the CLIENT in writing, granting it a period of up to 60 (sixty) days from the date of receipt of the notification to present proof of correction and/or justification regarding said event.

PARAGRAPH ONE.

BNDES may, at its discretion, without prejudice to other measures and penalties provided for in this Agreement and in the "PROVISIONS APPLICABLE TO BNDES CONTRACTS": I - accept the proof of correction and/or justification presented, and shall notify the CLIENT in writing; II - suspend the release of financial support; and/or III - declare the early maturity of the Agreement, under the terms of Clause Fourteen (Early Maturity), and, also, if the purpose provided for in Clause One (Nature, Value and Purpose of the Agreement) has been compromised, apply the provisions of the First Paragraph of Clause Fourteen (Early Maturity).

PARAGRAPH TWO.

At BNDES's discretion, the measure dealt with in item II of the First Paragraph of this Clause may be determined prior to notifying the CLIENT.

TWENTY-ONE

DECLARATIONS OF THE CLIENT

The CLIENT, hereby, declares and warrants to BNDES that:

I - With regard to the authority to enter into contracts: a) it has full power, authority and capacity to enter into this Agreement and fulfill the obligations assumed herein, having taken all necessary corporate measures to authorize its execution; b) there is no Federal Deputy, nor a certified or sworn Senator, holding a remunerated position or among its owners, controllers, or directors, thus not constituting the prohibitions set forth in the Federal Constitution, art. 54, items I and II;

II - Regarding fair practices:

a) they comply with anti-corruption laws, regulations and policies, as well as determinations and rules issued by any body or entity, national or foreign, to which they are subject by legal or contractual obligation, aimed at curbing or preventing corrupt practices, illegal expenses related to political activity, harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market, the public administration, national or foreign, or the Democratic State of Law, money laundering or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation;

b) they have no knowledge that suppliers of a product or service essential for the execution of the project/operation have practiced any act related to it that violates any of the rules mentioned in letter "a" of this item;

c) neither the CLIENT nor its direct or indirect subsidiaries carry on or have carried on any business in any country or territory other than the Federative Republic of Brazil, nor are they aware of the applicability to themselves or their subsidiaries of any jurisdiction other than the Brazilian one;

d) neither the CLIENT, nor its direct or indirect subsidiaries, nor any of their respective directors or administrators, employees, attorneys and representatives are currently subject to any attachment ordered or enforced by the Brazilian State;

e) it has no knowledge of any facts that have not been expressly declared and that, if known, could adversely affect the decision to grant the financing;

f) they do not offer, promise, give, authorize, request or accept, nor will they offer, promise, give, authorize, request or accept, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Agreement, just as they do not practice and will not practice harmful acts, infractions or crimes against the economic or tax order, the financial system, the capital market, the public administration, national or foreign, or the Democratic State of Law, money laundering or concealment of assets, rights and values, terrorism or financing of terrorism, provided for in applicable national and/or foreign legislation;

g) it does not practice acts that involve discrimination based on race or gender, child labor, slave labor, or that constitute moral or sexual harassment, or that involve crimes against the environment and will not practice said acts during the term of this Agreement;

h) it takes and will take, during the term of this Agreement, all measures within its power to prevent its administrators/directors or those of its subsidiaries; its employees, attorneys or representatives; as well as suppliers of a product or service essential for the execution of the project/operation, from practicing the acts described in letters 'g' and 'h' above;

III - With regard to socio-environmental aspects:

a) they comply with the provisions of the legislation relating to the National Environmental Policy and adopt measures and actions aimed at avoiding or correcting damage or violations to the environment, safety and occupational medicine that may be caused in connection with the project referred to in Clause One (Nature, Value and Purpose of the Contract);

b) is in good standing with the environmental authorities, and all licenses, authorizations, concessions and similar documents currently required for the project referred to in Clause One (Nature, Value and Purpose of the Contract) and submitted to the BNDES remain valid;

c) shall comply with the legislation applicable to persons with disabilities in the implementation of the project referred to in Clause One (Nature, Value and Purpose of the Contract), in particular the requirements set out in Law No. 13,146 of July 6, 2015 (Statute of Persons with Disabilities);

d) takes note of the following international agreements ratified by Brazil: I) Convention on the Prohibition of the Development, Production and Stockpiling of Bacteriological (Biological) and Toxin Weapons and on their Destruction, promulgated by Decree No. 77,374, of 04/01/1976; II) Vienna Convention for the Protection of the Ozone Layer and the Montreal Protocol on Substances that Deplete the Ozone Layer, promulgated by Decree No. 99,280, of 06.06.1990; III) Basel Convention on the Control of Transboundary Movements of Hazardous Wastes and their Disposal, promulgated by Decree No. 875, of 07.19.1993; IV) Treaty on the Non-Proliferation of Nuclear Weapons, promulgated by Decree No. 2,864, of 12.07.1998; V) Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and on their Destruction, promulgated by Decree No. 2,977, of 03.01.1999; VI) Convention on the Prohibition of the Use, Stockpiling, Production and Transfer of Anti-Personnel Mines and on their Destruction, promulgated by Decree No. 3,128, of 08.05.1999; VII) Convention on International Trade in Endangered Species of Wild Fauna and Flora – CITES, under the terms of Decree No. 3,607, of 09.21.2000; VIII) Stockholm Convention on Persistent Organic Pollutants; and IX) Minamata Convention on Mercury, promulgated by Decree No. 9,470, of 08.14.2018;

e) is not aware of any fact or event, including the issuance of an administrative or judicial decision, that would compromise the environmental compliance of the funded project;

f) the project referred to in Clause One (Nature, Value and Purpose of the Contract) does not provide for a reduction in the CLIENT's permanent workforce;

IV - Regarding tax aspects: it is regular with tax obligations, including social security, labor and social security contributions;

V - Regarding other legal impediments to contract:

a) there is no default with the Union, its bodies and entities of the direct and indirect Administrations, except for issues whose treatment has been specified, this declaration not covering obligations whose proof of fulfillment must be made through a certificate, due to current legislation;

b) there are no lawsuits, final administrative sanctioning decision, issued by a competent authority or body, against itself and its directors Arnaldo Calbucci Filho, [*****], enrolled with the CPF under No. [*****] – Executive Director and Luís Gustavo Bueno Machado, [*****], enrolled with the CPF under No. [*****] – Director without specific designation, due to the practice of acts that involve discrimination based on race or gender, child labor or slave labor, and/or a final and unappealable conviction, rendered as a result of said acts, or even, of others that constitute moral or sexual harassment, or that involve crimes against the environment;

c) there is no administrative or judicial conviction decision against itself and its administrators already qualified, capable of producing effects, that results in a prohibition from contracting with official financial institutions or with the Public Administration, or from receiving incentives, subsidies, grants, donations or loans from public bodies or entities and public financial institutions or those controlled by the government, due to the practice of illegal acts defined by law.

PARAGRAPH ONE.

The CLIENT shall communicate to BNDES any material change in fact that causes the declarations made in this Clause to cease to be true, consistent, correct or sufficient, until the final settlement of all obligations arising from this Agreement. Upon this communication, the CLIENT undertakes to provide BNDES, when requested and within the deadline set by it, with the information and documents necessary for understanding the factual situation and the measures adopted by the CLIENT. Should BNDES not receive any communication from the CLIENT to this effect, the declarations made by the CLIENT as per the head provision shall be considered valid and reiterated throughout the term of this Agreement.

PARAGRAPH TWO.

The CLIENT must, whenever requesting the release of an installment of financial support or whenever requested by BNDES, within up to 30 days from the date of receipt of the notification, expressly reiterate the declarations made in this Clause, subject to the provisions of the First Paragraph.

PARAGRAPH THREE.

The CLIENT undertakes to maintain, during the term of this Agreement, conduct compatible with the declarations made in the head provision and in the form of the First and Second Paragraphs of this Clause, being aware that if such declarations are not or cease to be true, consistent, correct or sufficient, the applicable legal sanctions, civil and criminal, may be applied, in addition to the early maturity of the Agreement.

PARAGRAPH FOUR.

For the purposes of the provision in letter 'i' of item II of the head provision of this Clause, measures intended to prevent corrupt practices include, among others, the implementation, maintenance and/or improvement of practices and/or internal control systems, including codes of conduct, integrity policies and procedures, aimed at ensuring strict compliance with national or foreign legislation applicable to the CLIENT and/or its subsidiaries.

TWENTY-TWO

PUBLICITY

The CLIENT authorizes the external disclosure of the full content of this Agreement by BNDES, regardless of its public registration with a notary office.

TWENTY-THREE

TRANSFER OF CONFIDENTIALITY

The CLIENT declares that it is aware that BNDES will provide to the Federal Court of Accounts (TCU), the Federal Public Prosecutor's Office (MPF), the Office of the Comptroller General (CGU) and, when the financing resources originate from the Worker's Assistance Fund - FAT, also to the Deliberative Council of the Worker's Assistance Fund (CODEFAT) and the Ministry to which it is linked, or another public body that succeeds it, the information requested by them, with the transfer of the duty of confidentiality.

TWENTY-FOUR

ACCESS AND PROTECTION OF PERSONAL DATA

The PARTIES, in compliance with the provisions of Law No. 13,709/2018 (General Data Protection Law - LGPD), current legislation on the protection of personal data and any determinations of regulatory bodies/entities, undertake to protect the rights related to the processing of personal data, and must, for this purpose, adopt good governance measures in the technical, including security, legal and administrative aspects, observing mainly the following:

I - personal data processed as a result of this contract must be accurate and up to date. The processing must observe the parameters provided for in the legislation, especially the LGPD, and must comply with the purposes expressed in this AGREEMENT, except for this last requirement in cases where the PARTIES are considered independent controllers;

II - Each of the PARTIES shall be an independent controller for the purposes of this AGREEMENT and shall be responsible for individually establishing the appropriate legal bases and guidelines for processing operations in relation to the following personal data: (i) which they collect directly from the data subjects concerned, provided that such processing is carried out on the basis of their own decisions; (ii) derived from their own databases; and (iii) relating to their staff, employees and/or agents involved in the proper performance of this AGREEMENT;

III - personal data received from the other PARTY under this Agreement must be deleted at the end of its processing, except when the Law allows the retention of such data after this event.

PARAGRAPH ONE.

The PARTIES authorize the disclosure of the personal data expressly contained in this Agreement, such as name, CPF, position of the legal representatives who signed this instrument and those mentioned as responsible for receiving any notifications, for the purpose of advertising credit operations on their institutional website, undertaking to inform about the use of this personal data, when applicable, to its respective data subjects, and also undertake to obtain consent, when necessary, as provided for in the LGPD.

PARAGRAPH TWO.

The Security Incident, as well as unauthorized improper access and the leakage or loss of personal data, shall be the sole responsibility of the PARTY that causes it, and there shall be no joint or several liability if the other PARTY has not processed the personal data subject to the incident and has not violated personal data protection legislation.

TWENTY-FIVE

REGARDING THE PROCESSING OF PERSONAL DATA BY BNDES

BNDES, whenever it is characterized as a controller of personal data, in accordance with the BNDES System Corporate Policy for Personal Data Protection (PCPD) and the BNDES System Corporate Information Security Policy (PCSI), may only process the shared personal data based on the hypotheses provided for in the LGPD (legal basis), following the principles set out in that legislation, especially those of adequacy, security, prevention and minimization.

PARAGRAPH ONE.

The processing of personal data, including that of administrators, partners, individual guarantors, may occur in the cases evidenced in the Terms of Use and Privacy Notice of the CLIENT Portal, available at the following link:

https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-do-CLIENTE. Among the foreseen purposes, we highlight the following:

a) execution of contractual obligations (e.g., data of company employees to enable notifications, contact details of legal representatives, administrators or commercial contacts to enable sending of billing and release of financial resources);

b) for compliance with a legal or regulatory obligation (e.g., data of partners, administrators and guarantors to carry out the necessary due diligence to comply with rules related to the prevention of money laundering, financing of terrorism and proliferation of weapons of mass destruction);

c) for the protection of the credit granted (e.g., data of partners and guarantors to carry out consultations and sharing with institutions that provide services related to credit analysis, including the Credit Information System - SCR); and

d) for improving and optimizing the CLIENT experience (e.g., contact details of company employees for sending offers of products similar to the one contracted).

PARAGRAPH TWO.

The personal data processed, including those related to financing/loan operations or other forms of financial support, may be shared with the persons listed in the Terms of Use and Privacy Notice of the CLIENT Portal, available at the following link: https://www.bndes.gov.br/wps/portal/site/home/financiamento/roteiros/portal-do-CLIENTE, from which we highlight the following:

a) international organizations from which BNDES raises resources, such as the Inter-American Development Bank (IDB) and the World Bank, for the purpose of demonstrating the correct application of resources, observing the provisions of the LGPD on the matter;

b) with entities and supervisory bodies, such as the Central Bank of Brazil, the Federal Court of Accounts, the Office of the Comptroller General, the Federal Public Prosecutor's Office and the Federal Police, whenever requested by these entities; and

c) with entities and bodies that are part of the Direct and Indirect Public Administration (such as Ministries, autarchies and public companies), for the purpose of accountability and execution/formulation of public policies, for compliance with other legal or regulatory obligations or, also, in accordance with the other legal bases provided for in the LGPD.

PARAGRAPH THREE.

Data subjects whose personal data is processed may clarify doubts related to personal data protection legislation by email sent to the following inbox: [*****], and exercise the rights mentioned below through the Fala.BR Channel - Integrated Ombudsman and Access to Information Platform, available at https://www.bndes.gov.br/wps/portal/site/home/quem-somos/canais-atendimento/ouvidoria/ouvidoria-envie-sua-mensagem, as informed in the Terms of Use and Privacy Notice:

a) access to data;

b) confirmation that processing is taking place;

c) correction of incomplete, incorrect, or outdated data;

d) revocation of consent, with the processing carried out under the previously given consent being ratified;

e) to be informed about the public and private entities with which BNDES has performed any shared use of data; and

f) request for anonymization, blocking or deletion of unnecessary, excessive data or data processed in non-compliance with the provisions of the General Personal Data Protection Law (LGPD).

TWENTY-SIX

COMMUNICATIONS

All communication arising from this Agreement shall be made in writing and sent by messenger, letter or electronic mail (e-mail) to the following addresses or to any other that BNDES or the CLIENT may communicate:

BNDES:

Av. República do Chile, nº 100, Centro

Rio de Janeiro - RJ

CEP 20.031-917

Tel.: [*****]

E-mail: [*****]

At: Head of the Gas, Oil and Navigation Department – DEGAP

CLIENT:

At: Financial Manager

Rua da Quitanda, 86 / 5th floor - Room 501 Centro - 20.091-902

Rio de Janeiro - RJ

Telephone: [*****]

E-mail: [*****]

TWENTY-SEVEN

EFFECTIVENESS OF THE AGREEMENT

The effectiveness of this Agreement is conditioned upon its return to BNDES, which may occur electronically, within 60 (sixty) days from the date set at the end of this Instrument, with the signature of the CLIENT's legal representatives, and BNDES shall send an electronic communication to the CLIENT regarding the fulfillment of this condition.

PARAGRAPH ONE.

The deadline established in the head provision of this Clause may be extended by BNDES upon communication to the CLIENT.

PARAGRAPH TWO.

In the event that the extension of the deadline provided for in the First Paragraph is granted, the CLIENT shall pay BNDES the Credit Reservation Charge of 0.1% (one tenth of one percent), chargeable per period of 30 days, or fraction thereof, levied on the value of the credit, for a period counted from the 61st (sixty-first) day of the date set at the end of this Instrument until the date of the start of effectiveness of the Agreement or its termination for non-compliance with the effectiveness condition(s), with the respective payment due for the initial use of the credit, from which it shall be deductible, or after the termination of the Agreement.

TWENTY-EIGHT

TERMINATION OF THE AGREEMENT

If the obligation incumbent upon the CLIENT, established in Clause Twenty-Seven (Effectiveness of the Agreement), is not fulfilled, this Agreement shall be considered automatically terminated, in which case BNDES shall communicate the termination to the CLIENT.

The CLIENT presented the Positive Certificate with Negative Effects of Debts related to Federal Taxes and Active Debt of the Union - CPEND No. 9586.A3C5.741B.9D8D, issued on October 26, 2022, by the Federal Revenue Secretariat of Brazil and the Attorney General's Office of the National Treasury.

BNDES is represented in this act by the Superintendent of the Energy Area (or any of its substitutes among the Department Heads of said Area listed in the power of attorney), together with any Department Head of the Energy Area, under the terms of the power of attorney drawn up in Book No. 993, pages No. 141-146, of the 22nd Notary Service of Rio de Janeiro - RJ.

The parties sign using a digital certificate issued under the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, paragraph 1 of Provisional Measure No. 2,200-2/2001, and consider, for all purposes, the date set at the end of this Instrument as the date of legal formalization of this Agreement.

And, being thus justly and contractually bound, they sign this instrument, together with the witnesses below, who also sign using a digital certificate issued under the ICP-Brasil standard.

Rio de Janeiro, 1 December 2022.

By BNDES:

/s/ Elisa Salomao Lage

ELISA SALOMAO LAGE

/s/ Daniel Silveira Barreto

DANIEL SILVEIRA BARRETO

BRAZILIAN NATIONAL DEVELOPMENT BANK – BNDES

By the CLIENT:

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

WILSON, SONS OFFSHORE S.A.

WITNESSES:

(signed)

[*****]

AMENDMENT 01 TO THE CREDIT FACILITY AGREEMENT NO. 22.9.0071.1, OF DECEMBER 1, 2022, ENTERED INTO BETWEEN THE BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES AND WILSON, SONS OFFSHORE S.A., AS FOLLOWS:

THE BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES, as Financial Agent of the Merchant Marine Fund - FMM, herein referred to simply as BNDES, a federal public company, headquartered in Brasília, Federal District, and providing services in the city of Rio de Janeiro, at Avenida República do Chile, No. 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives; and

WILSON, SONS OFFSHORE S.A., hereinafter referred to as CLIENT, a publicly-held corporation, headquartered in the municipality of Rio de Janeiro, State of Rio de Janeiro, at Rua da Quitanda, No. 86, 5th floor, room 501, Edifício Galeria, Centro, enrolled with the CNPJ under No. 08.376.900/0001-40, by its undersigned representatives, and considering that:

a) BNDES granted the CLIENT, through the Credit Facility Agreement No. 22.9.0071.1, hereinafter referred to simply as AGREEMENT, a credit facility in the total amount of R$ 182,788,921.02 (one hundred eighty-two million, seven hundred eighty-eight thousand, nine hundred twenty-one reais and two centavos), divided into 19 (nineteen) sub-credits, to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), intended to finance the execution of repair services for class certification of 20 vessels, as well as the modernization of 7 vessels, and the conversion of 1 vessel from PSV (Platform Supply Vessel) to LSV (Lightering Support Vessel), to be carried out at the Wilson Sons Estaleiros Ltda. shipyard or at another national shipyard; and

b) The CLIENT requested from BNDES the reallocation of resources among various Sub-credits of the AGREEMENT, and BNDES agreed, on July 24, 2023, to the CLIENT's request, also deciding to extend the deadlines for the use and execution of the resources, except for Sub-credit "11", until December 31, 2024, as well as to exclude the Sole Annex to the AGREEMENT ("SUMMARY OF THE SOURCES AND USES OF FUNDS (QUF) FOR THE REPAIR PROJECTS SUBJECT TO CDFMM RESOLUTION No. 186/2022, SUB-CREDITS 'J1' AND 'J2'").

They hereby, mutually and by agreement, decide to amend the AGREEMENT, entered into between BNDES and the CLIENT on December 1, 2022, and registered with the 5th Registry of Titles and Documents of the city of Rio de Janeiro, under Protocol No. 1014555, December 14, 2022, of which this instrument becomes an integral part, for all legal purposes and effects, under the following clauses:

ONE

PURPOSE

In light of the agreement now entered into, BNDES and the CLIENT agree:

I - the reallocation of resources under the AGREEMENT, covering Sub-credits "A1", "A2", "E1", "E2", "F1", "F2", "H1", "H2", "J1" and "J2";

II - the extension of the deadlines for the use and execution of the resources, except for Sub-credit "I1", until December 31, 2024;

II - the amendment to the wording of Clause Ten, Item III of the AGREEMENT and the exclusion of its Sole Annex.

SOLE PARAGRAPH.

As a result, Clauses One ("NATURE, VALUE AND PURPOSE OF THE AGREEMENT"), Two ("AVAILABILITY OF THE CREDIT"), Eight ("SPECIAL OBLIGATIONS OF THE CLIENT"), Item II and Ten ("CONDITIONS FOR RELEASE OF FINANCIAL SUPPORT"), Item III, shall be effective with the following wordings:

"ONE NATURE, VALUE AND PURPOSE OF THE AGREEMENT

BNDES grants the CLIENT, under this Agreement, a credit facility in the total amount of R$ 182,788,921.02 (one hundred eighty-two million, seven hundred eighty-eight thousand, nine hundred twenty-one reais and two centavos), divided into 19 (nineteen) sub-credits, with the following values:

I - Sub-credit "A1": in the amount of R$ 5,692,200.25 (five million, six hundred ninety-two thousand, two hundred reais and twenty-five centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

II - Sub-credit "A2": in the amount of R$ 4,702,992.53 (four million, seven hundred two thousand, nine hundred ninety-two reais and fifty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

(…)

IX - Sub-credit "E1": in the amount of R$ 1,162,803.70 (one million, one hundred sixty-two thousand, eight hundred three reais and seventy centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

X - Sub-credit "E2": in the amount of R$ 556,677.49 (five hundred fifty-six thousand, six hundred seventy-seven reais and forty-nine centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XI - Sub-credit "F1": in the amount of R$ 740,309.34 (seven hundred forty thousand, three hundred nine reais and thirty-four centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XII - Sub-credit "F2": in the amount of R$ 979,158.24 (nine hundred seventy-nine thousand, one hundred fifty-eight reais and twenty-four centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

(…)

XV - Sub-credit "H1": in the amount of R$ 710,482.53 (seven hundred ten thousand, four hundred eighty-two reais and fifty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

XVI - Sub-credit "H2": in the amount of R$ 1,008,998.53 (one million, eight thousand, nine hundred ninety-eight reais and fifty-three centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit);

(....)

XVIII - Sub-credit "J1": in the amount of R$ 80,846,322.89 (eighty million, eight hundred forty-six thousand, three hundred twenty-two reais and eighty-nine centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of national items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit); and

XIX - Sub-credit "J2": in the amount of R$ 47,082,516.46 (forty-seven million, eighty-two thousand, five hundred sixteen reais and forty-six centavos), to be provided with resources from the Merchant Marine Fund (FMM) and/or from its ordinary resources (FMM-Treasury), for the acquisition of imported items related to the project mentioned in the Sole Paragraph of this Clause, subject to the provisions of the Second Paragraph of Clause Two (Availability of the Credit).

(....)

TWO

AVAILABILITY OF THE CREDIT

(....)

PARAGRAPH THREE

The total credit facility must be used by the CLIENT until December 31, 2024, without prejudice to BNDES, under the protection of the guarantees established in this Agreement, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, independently of any other formality or registration, with the CLIENT's consent.

(...)

EIGHT

SPECIAL OBLIGATIONS OF THE CLIENT

The CLIENT is obliged to:

(...)

II. execute and complete the project for which Sub-credit "11" is intended within 6 (six) months from the date of signing of the Agreement, and the projects related to the other Sub-credits by December 31, 2024, without prejudice to BNDES, under the protection of the guarantees established in this Agreement, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, independently of any other formality or registration, with the CLIENT's consent;

(...)

TEN

CONDITIONS FOR RELEASE OF FINANCIAL SUPPORT

The release of the financial contribution is subject to compliance, where applicable, with the conditions set out in Articles 5 and 6 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" referred to above, and those set out in the "MONITORING RULES AND INSTRUCTIONS", to which Article 2.2 of the same "PROVISIONS" refers, is subject to compliance with the following:

(...)

III. For the release of each installment of Sub-credits "J1" and "J2": in addition to compliance, where applicable, with the conditions set forth in item II of this Clause, the maximum financing amount per vessel must be observed, according to the table below:

Boat	Total in R$
GAIVOTA	10,126,940.37
FRAGATA	6,858,686.73
CORMORAN	11,676,793.74
STERNA	13,183,676.72
TALHA MAR	1,688,823.49
ALCATRAZ	625,543.29
BIGUÁ	1,938,259.37
PARDELA	5,848,331.28
BATUIRA	7,277,234.87
ATOBÁ	2,108,839.32
MANDRIÃO	9,192,192.09
TAGAZ	7,576,838.30
PELICANO	3,118,532.56
PRION	3,521,641.34
SKUA	16,765,853.28
PETREL	15,215,983.19
PINGUIM	3,521,701.36
LARUS	3,596,729.03
FULMAR	3,305,618.92
OSTREIRO	780,620.10
Total	127,928,839.35

(…)

Sole Annex to the AGREEMENT

("SUMMARY OF THE SOURCES AND USES OF FUNDS (QUF) FOR THE REPAIR PROJECTS SUBJECT TO CDFMM RESOLUTION No. 186/2022, SUB-CREDITS 'J1' AND 'J2'")

(Excluded)"

TWO

EFFECTIVENESS OF THE AMENDMENT

The effectiveness of this instrument depends on the presentation, by the CLIENT, within a period of up to 60 (sixty) days from the date of the legal formalization of this instrument, of amending instruments to the Surety Bonds issued as guarantee for the AGREEMENT, in terms satisfactory to BNDES, in order to align them with the terms of this Amendment, and BNDES shall express its opinion on the fulfillment of this obligation after examining said amending instruments.

SOLE PARAGRAPH.

Upon request from the CLIENT, BNDES may extend the deadline set forth in the head provision of this Clause by electronic correspondence.

THREE

RATIFICATION

All clauses and conditions of the AGREEMENT are hereby ratified by the contracting parties, to the extent they do not conflict with what is established herein, with the other guarantees agreed upon in said AGREEMENT remaining in force, and this instrument does not constitute novation.

FOUR

REGISTRATION

The BENEFICIARY is obliged to proceed with the annotation of this Amendment on the margin of Protocol No. 1014555, made with the 5th Registry of Titles and Documents of the city of Rio de Janeiro, and BNDES reserves the right to declare the AGREEMENT early maturity, if such annotation is not proven to it within 60 (sixty) days from the date of the legal formalization of this instrument, which period may be extended at BNDES's discretion.

BNDES is represented in this act by the Superintendent of the Energy Transition and Climate Area (or any of its substitutes among the Department Heads of said Area listed in the power of attorney), together with any Department Head of the Energy Transition and Climate Area, under the terms of the power of attorney executed as a public instrument on April 4, 2023, at the 22nd Notary Office of Rio de Janeiro, on pages 076-08 of Book 1002.

The parties sign using a digital certificate issued under the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, paragraph 1 of Provisional Measure No. 2,200-2/2001, and consider, for all purposes, the date set at the end of this Instrument as the date of legal formalization of this Agreement.

And, being thus justly and contractually bound, they sign this instrument, together with the witnesses below, who also sign using a digital certificate issued under the ICP-Brasil standard.

Rio de Janeiro, 3 August 2023.

By BNDES:

/s/ Elisa Salomao Lage

ELISA SALOMAO LAGE

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

BRAZILIAN NATIONAL DEVELOPMENT BANK – BNDES

By the CLIENT:

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

/s/ José Roberto Peixoto Rodrigues

JOSÉ ROBERTO PEIXOTO RODRIGUES

WILSON, SONS OFFSHORE S.A.

WITNESSES:

(signed)

[*****]

(signed)

[*****]

AEC/DEGAP Letter No. 06/2026

Rio de Janeiro, February 25, 2026

To

Wilson, Sons Offshore S.A.

Rua da Quitanda, nº 86, 5º andar, sala 501

Centro, Rio de Janeiro - RJ

(CEP)

Ref.: Amendment No. 02 to the Credit Facility Agreement No. 22.9.0071.1 of December 1, 2022

Dear Sirs,

We refer to the Credit Facility Agreement No. 22.9.0071.1, entered into by private instrument on December 1, 2022 (“AGREEMENT”), registered in the 5th Registry of Deeds and Documents of the District of Rio de Janeiro, State of Rio de Janeiro, under protocol number 1014555, on December 14, 2022, and amended by means of Amendment No. 1, entered into on August 3, 2023, to inform that the Management of this Bank, in response to the request contained in the letter sent on August 4, 2025, decided to authorize the cancellation of subcredits “B1” and “B2”, with the consequent reduction in the amount of the credit open to the CLIENT under the AGREEMENT, from R$ 182,788,921.02 (one hundred and eighty-two million, seven hundred and eighty-eight thousand, nine hundred and twenty-one reais and two cents) to R$ 172,393,728.29 (one hundred and seventy-two million, three hundred and ninety-three thousand, seven hundred and twenty-eight reais and twenty-nine cents).

It is also hereby and by this instrument, as a result of the reduction agreed herein, changed the purpose of the AGREEMENT, established in its Clause One (Nature, Value and Purpose of the Agreement), which becomes:

“ONE

NATURE, VALUE AND PURPOSE OF THE AGREEMENT

BNDES opens to the CLIENT, by this Agreement, a credit in the total amount of R$ 172,393,728.29 (one hundred and seventy-two million, three hundred and ninety-three thousand, seven hundred and twenty-eight reais and twenty-nine cents), divided into 17 (seventeen) subcredits, in the following amounts:

(...)

III - Subcredit “B1”: excluded;

IV - Subcredit “B2”: excluded;

(...)

SOLE PARAGRAPH

The credit now opened is intended for the following project, to be carried out by the shipyard Wilson Sons Estaleiros Ltda., located in the municipality of Guarujá/SP, or in any other national shipyard, subject, in the latter case, to the provisions of item II of Clause Ten (Conditions for Release of Financial Collaboration):

(...)

II - Subcredit “B1” and “B2”: excluded;

(...)”

The other clauses and conditions of the AGREEMENT, which do not conflict with the agreement herein, remain unchanged and are hereby ratified by the contracting parties, maintaining the guarantees agreed in said AGREEMENT, regardless of the present in novation.

Also, we request, for the purpose of fulfilling the legal formalities, to register this Epistolary Amendment in the margin of the document registered in the 5th Registry of Deeds and Documents of the Judicial District of Rio de Janeiro, State of Rio de Janeiro, under protocol No. 1014555, on December 14, 2022, mentioned above.

The parties sign, by means of a digital certificate issued in the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, §1 of Provisional Measure No. 2.200-2/2001, and/or on the gov.br platform with silver or gold identity, in accordance with articles 4 and 6 of Decree No. 10.543/2020, and consider, for all purposes, the date at the beginning of this Instrument as that of the legal formalization of this Amendment.

/s/ Elisa Salomao Lage

ELISA SALOMAO LAGE

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

AGREED:

/s/ José Roberto Peixoto Rodrigues

JOSé ROBERTO PEIXOTO RODRIGUES

/s/ Fernando de Castro Villela

FERNANDO DE CASTRO VILLELA

WILSON, SONS OFFSHORE S.A.